Execution Copy

CLOSING SHARE EXCHANGE AGREEMENT AND JOINDER

by and among

RECALL STUDIOS, INC.;

EVOLUTION AI CORPORATION

and

SHAREHOLDERS OF EVOLUTION AI CORPORATION

Dated as of August 8, 2018

Exhibit A	EAI Shares and Exchange Shares
Exhibit B	Certificate of Designations of Series X Preferred Stock
Exhibit C	Form of Stock Power
Exhibit D	Form of Lock-Up Agreement

CLOSING SHARE EXCHANGE AGREEMENT AND JOINDER

Dated as of August 8, 2018

This Closing Share Exchange Agreement and Joinder (this “Closing Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) Recall Studios, Inc., a Florida corporation (the “Company”), (ii) EVOLUTION AI CORPORATION, a Florida corporation (“EAI”), (iii) the shareholders of EAI set forth on the signature pages hereof (the “Current Shareholder Parties”); and (iv) the other shareholders of EAI as set forth on the signature pages hereto (the “Joining Shareholders” and, together with the Current Shareholder Parties, the “EAI Shareholders”). The Company, EAI and the EAI Shareholders may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company, EAI and the Current Shareholder Parties are parties to that certain Share Exchange Agreement, dated as of June 14, 2018 (the “Exchange Agreement”);

WHEREAS, this Closing Agreement is made and entered into pursuant to Section 7.13 of the Exchange Agreement;

WHEREAS, the Joining Shareholders constitute all of the other shareholders of EAI, other than the Current Shareholder Parties, and each of the Joining Shareholders now wish to join this Closing Agreement as of the date hereof;

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Florida;

WHEREAS, EAI is a privately held company organized under the laws of Florida;

WHEREAS, the Company agrees to acquire up to all of the issued and outstanding shares of common stock of EAI, representing 100% of EAI’s issued and outstanding shares of stock, from the EAI Shareholders in exchange for the issuance of one share of Series X Preferred Stock, par value $0.0001 per share (the “Series X Stock”) for each 31.645 shares of EAI Common Stock issued and outstanding, with any fractional shares of Series X Stock issuable therefore being rounded to the nearest whole share of Series X Stock such that an aggregate of 1,000,000 shares of Series X Stock shall be issued for 100% of the issued and outstanding shares of stock of EAI, with each whole share of Series X Stock originally being convertible into 450 shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), resulting in an aggregate of 450,000,000 shares of Company Common Stock issuable upon conversion of all of the Series X Stock (prior to any adjustments as set forth herein); and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree that the Exchange Agreement is hereby amended and restated in its entirety as set forth herein, and the Parties now agree as follows:

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ARTICLE I JOINDER; DEFINITIONS

Section 1.01 Joinder. The Parties acknowledge and agree that the Joining Shareholders were not parties to the Exchange Agreement. As of the Closing Date, pursuant to the terms and conditions of the Exchange Agreement, each Joining Shareholder hereby agrees that upon execution of this Closing Agreement, such Joining Shareholder shall become a party to this Closing Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of this Closing Agreement as though an original party to the Exchange Agreement and to this Closing Agreement. Each Joining Shareholder hereby acknowledges receipt of, and the opportunity to review, this Closing Agreement and agrees to be bound by all of the provisions hereto as a party hereto, and, by executing this Closing Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Exchange Agreement, as amended herein. The Parties further acknowledge and agree that additional Person(s) may join this Agreement following the Closing Date as additional “EAI Shareholders” by signing a joinder to this Agreement in form and substance as reasonably determined by the Company and such Person(s) and upon such execution shall be deemed an EAI Shareholder and a Party to this Agreement as of the Closing Date.

Section 1.02 Definitions. In addition to the terms defined herein, the following terms, as used herein, have the following meanings:

(a) “Accredited Investor” has the meaning set forth in Section 3.05(b).

(b) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Florida are authorized or required by Law to be closed for business.

(a) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(b) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(d) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

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(e) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(f) “Transfer” means, with respect to any Exchange Share and the associated interest in the Company, a transaction by which any EAI Shareholder assigns such Exchange Share to another Person who is or becomes a shareholder of the Company, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

Section 1.03 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Closing Agreement, shall refer to this Closing Agreement as a whole and not to any particular provision of this Closing Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Closing Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Closing Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03 is intended to authorize any assignment or transfer not otherwise permitted by this Closing Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Closing Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING EAI

As an inducement to, and to obtain the reliance of the Company, except as set forth in the disclosure schedules delivered by EAI to the Company on the Closing Date (the “EAI Schedules”) and referencing the Section of this ARTICLE II to which such exception or disclosure relates, the EAI Shareholders, jointly and severally, hereby represent and warrant to the Company, as of the Closing Date, as follows:

Section 2.01 Organization. EAI is a company duly organized, validly existing, and in good standing under the Laws of Florida and has the corporate power and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted. Included in Section 2.01 of the EAI Schedules is a complete and correct copy of the Articles of Incorporation of EAI (the “EAI Articles”) and Bylaws of EAI (the “EAI Bylaws”) as in effect on the date hereof.

Section 2.02 Valid Obligation. The execution and delivery of this Closing Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the EAI Articles or the EAI Bylaws or applicable Law. EAI has taken all actions required by Law, the EAI Articles or the EAI Bylaws, or otherwise, to authorize the execution, delivery and performance of this Closing Agreement and the consummation of the transactions herein. This Closing Agreement has been duly executed and delivered by EAI and it constitutes a valid and legally binding agreement of EAI, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.03 Governmental Authorization. Neither the execution, delivery nor performance of this Closing Agreement by EAI requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 2.04 Authorized Shares and Capital. EAI is authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share (the “EAI Common Stock”) and no shares of preferred stock. As of the Closing Date, there are 31,645,000 shares of EAI Common Stock issued and outstanding. The issued and outstanding shares of EAI Common Stock are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. Section 2.04 of the EAI Schedules sets forth the true, correct and complete capitalization of EAI, including all existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of EAI. Except as disclosed in Section 2.04 of the EAI Schedules, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by EAI relating to the issued or unissued capital stock of EAI (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of EAI) or obligating EAI to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, EAI. There are no outstanding contractual obligations of EAI to repurchase, redeem or otherwise acquire any shares of EAI Common Stock or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

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Section 2.05 Subsidiaries. EAI owns 128,386,844 shares of common stock, par value, $0.001 per share (the “Pulse Common Stock”) of Pulse Evolution Corporation, a Nevada corporation (“Pulse”) and 21,613,156 shares Series A preferred stock of Pulse (the “Pulse Preferred Stock”) which is convertible into Pulse Common Stock on a one for one basis subject to anti-dilution adjustments, and which, when converted and added to the 128,386,844 shares of Pulse Common Stock equals 150,000,000 shares of Pulse Common Stock. The Pulse Common Stock and the Pulse Preferred Stock constitute approximately 60% of the issued and outstanding shares of common stock of Pulse on a fully converted basis. The capitalization table of Pulse as set forth in Section 2.05 of the EAI Schedules is true and correct in all respects. Except for its ownership interest in Pulse, EAI does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation or entity.

Section 2.06 Financial Statements.

(a) EAI has provided to the Company the balance sheets, statements of operations and statement of cash flows of EAI for the period ended March 31, 2018 and for the two month period from the formation of EAI to December 31, 2018 (the “EAI Financial Statements”).

(b) The EAI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The EAI Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of EAI. As of the date of the EAI Financial Statements, except as and to the extent reflected or reserved against therein, EAI has no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of EAI, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles consistently applied throughout the periods involved.

(c) EAI has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and EAI has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of EAI are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of EAI’s assets are reflected on its financial statements, and, except as set forth in the EAI Schedules or the financial statements of EAI or the notes thereto, EAI has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

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Section 2.07 Information. The information concerning EAI set forth in this Closing Agreement and in the EAI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, EAI has fully disclosed in writing to the Company in this Closing Agreement or the EAI Schedules all information relating to matters involving EAI or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of EAI or (iii) either alone or in aggregation with other information covered by this Section 2.07, otherwise have led or may lead to a material adverse effect on EAI, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of any of the EAI Shareholders after reasonable investigation, threatened by or against EAI or affecting EAI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No EAI Shareholder has any knowledge of any material default on EAI’s part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 2.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which EAI is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been previously disclosed to the Company. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Closing Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000).

(b) All contracts, agreements, franchises, license agreements, and other commitments to which EAI is a party or by which its properties are bound and which are material to the operations of EAI taken as a whole are valid and enforceable by EAI in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(c) Except as reflected in the EAI Financial Statements, EAI is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of EAI.

Section 2.10 Compliance With Laws and Regulations. EAI has complied in all material respects with all United States federal, state or local or any applicable foreign Laws applicable to EAI and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EAI or except to the extent that noncompliance would not result in the occurrence of any material liability for EAI. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

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Section 2.11 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such EAI in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with EAI or any action taken by EAI.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE EAI SHAREHOLDERS

Each EAI Shareholder, severally and not jointly and solely with respect to the shares of EAI Common Stock held by such EAI Shareholder (with respect to each such EAI Shareholder, the “EAI Shares”) and the Exchange Shares to be received by such EAI Shareholder with respect to the EAI Shares held by such EAI Shareholder, represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01 Organization. Such EAI Shareholder is a natural person or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 3.02 Valid Obligation. Such EAI Shareholder has taken all actions required by Law, its organizational documents, if applicable, or otherwise, to authorize the execution, delivery and performance of this Closing Agreement and the consummation of the transactions herein contemplated. This Closing Agreement has been duly executed and delivered by such EAI Shareholder and it constitutes a valid and legally binding agreement of such EAI Shareholder, enforceable against such EAI Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03 Governmental Authorization. Neither the execution, delivery nor performance of this Closing Agreement by such EAI Shareholder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 3.04 Title to and Issuance of the EAI Shares. Such EAI Shareholder is the record and beneficial owner and holder of the EAI Shares to be delivered at the Closing as set forth on Exhibit A, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing (collectively, “Liens”). None of the EAI Shares held by such EAI Shareholder are subject to pre-emptive or similar rights, either pursuant to any organizational document of EAI, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the EAI Shares or other interests in EAI from such EAI Shareholder.

Section 3.05 Investment Representations.

(a) Investment Purpose. Such EAI Shareholder understands and agrees that the consummation of this Closing Agreement including the delivery of the Exchange Shares (as hereinafter defined) to such EAI Shareholder in exchange for the EAI Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes and that the EAI Shares are being acquired for such EAI Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such EAI Shareholder does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

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(b) Accredited Investor Status. If so indicated on the signature page hereto for such EAI Shareholder, such EAI Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Such EAI Shareholder understands that the Exchange Shares are being offered and sold to such EAI Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such EAI Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such EAI Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such EAI Shareholder to acquire the Exchange Shares.

(d) Information. Such EAI Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by such EAI Shareholder or its advisors. Such EAI Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to such EAI Shareholder any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to such EAI Shareholder. Such EAI Shareholder understands that its investment in the Exchange Shares involves a significant degree of risk. Such EAI Shareholder is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein. Such EAI Shareholder has received and reviewed the SEC Reports and consents to such SEC Reports being delivered to such EAI Shareholder via the Company’s filings with the SEC.

(e) Governmental Review. Such EAI Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

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(f) Transfer or Re-sale. Such EAI Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such EAI Shareholder shall have delivered to the Company, at the cost of such EAI Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such EAI Shareholder who agrees to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.05 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such EAI Shareholder shall have delivered to the Company, at the cost of such EAI Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Units States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) except as otherwise set forth herein, neither the Company nor any other Person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Such EAI Shareholder understands that Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares, and any shares of common stock into which the Exchange Shares may be converted, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each of the EAI Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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(h) Residency. Such EAI Shareholder is a resident of the jurisdiction, or organized in the jurisdiction, as set forth immediately below the EAI Shareholder’s name on the signature pages hereto.

Section 3.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such EAI Shareholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such EAI Shareholder or any action taken by such EAI Shareholder.

ARTICLE IV REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of EAI and the EAI Shareholders, except as set forth in the disclosure schedules delivered by the Company to EAI on the Closing Date (the “Company Schedules”) or as described in the SEC Reports (as defined below), the Company represents and warrants to the EAI Shareholders, as of the Closing Date, as follows:

Section 4.01 Organization. The Company is a company duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 4.02 Valid Obligation. The execution and delivery of this Closing Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation of the Company (the “Company Articles”) or the Bylaws of the Company (the “Company Bylaws”) or applicable Law. The Company has taken all actions required by Law, the Company Articles and the Company Bylaws, or otherwise, to authorize the execution, delivery and performance of this Closing Agreement and the consummation of the transactions herein. This Closing Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.03 Governmental Authorization. Neither the execution, delivery nor performance of this Closing Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 4.04 Capitalization. The Company’s authorized capitalization consists of (a) 300,000,000 shares of Company Common Stock, of which 203,344,383 shares are issued and outstanding, and (b) 50,000,000 shares of preferred stock, par value $.0001 per share, of which (1) 5,000,000 shares are designated as the Series A Preferred stock, par value $0.0001 per share, and of which no shares are issued and outstanding; (2) 1,000,000 shares are designated as the Series B Preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding; (3) 41,000,000 shares are designated as the Series C Preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding; and (4) 1,000,000 shares are designated as the Series X Stock of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. Except as disclosed in the SEC Reports, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

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Section 4.05 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”).

Section 4.06 Information. The information concerning the Company set forth in this Closing Agreement, the SEC Reports and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.07 Absence of Certain Changes or Events. Since March 31, 2018 and except as disclosed in an SEC Report:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) the Company has not (i) amended the Company Articles or the Company Bylaws except as required by this Closing Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

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(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Closing Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Closing Agreement; and

(d) to its knowledge, the Company has not become subject to any Law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 4.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.09 Contracts.

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) The Company is not a party to or bound by, and the properties of the Company are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

Section 4.10 No Conflict With Other Instruments. The execution of this Closing Agreement and the consummation of the transactions contemplated by this Closing Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

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Section 4.11 Compliance With Laws and Regulations. The Company has complied in all material respects with all Laws applicable to the Company and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 4.12 Approval of Agreement. The Board of Directors of the Company (the “Company Board”) has authorized the execution and delivery of this Closing Agreement by the Company and has approved this Closing Agreement and the transactions contemplated hereby.

Section 4.13 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between the Company and any predecessor and any Person who was at the time of such contract, agreement or arrangement an officer, director, or Person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated Person.

Section 4.14 OTC Marketplace Quotation. The Company Common Stock is quoted on the OTC ‘QB’ tier of the OTC Markets under the symbol “BTOP.” There is no action or proceeding pending or, to the Company’s knowledge, threatened, against the Company by the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entity to prohibit or terminate the quotation of the Company Common Stock on the OTC-QB tier.

Section 4.15 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

ARTICLE V SHARE EXCHANGE

Section 5.01 The Exchange. On the terms and subject to the conditions set forth in this Closing Agreement, the closing of the transactions set forth herein (the “Closing”) shall occur on the Closing Date immediately following the execution of this Closing Agreement. The Closing shall occur at the offices of the Company or at such other location as agreed to by the Company and EAI. At the Closing, the EAI Shareholders shall sell, assign, transfer and deliver to the Company, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the EAI Shares held by each of them, as set forth on Exhibit A, in exchange for shares of Series X Stock in the amounts as set forth on Exhibit A (the “Exchange Shares”). Notwithstanding the forgoing definition, in the event that, following the Closing, the Exchange Shares are converted to shares of Company Common Stock in accordance with the terms and conditions herein, any reference herein to the “Exchange Shares” shall be deemed a reference to the shares of Company Common Stock into which the Exchange Shares are so converted.

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Section 5.02 Deliverables at the Closing.

(a) At the Closing, each EAI Shareholder shall deliver to the Company:

(i) Any certificates representing the EAI Shares held by such EAI Shareholder, together with duly executed stock powers in the form as attached hereto as Exhibit C, or such other instruments of transfer as reasonably requested by the Company, duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at each EAI Shareholder’s expense, affixed;

(ii) A Lock-Up Agreement, as required by Section 6.07, duly executed by the applicable EAI Shareholder; and

(iii) a photocopy of a government-issued identification card or driver’s license of the applicable EAI Shareholder or, in the event that such EAI Shareholder is not a citizen of the United States, a photocopy of a government-issued passport for the applicable EAI Shareholder.

(b) At the Closing, the Shareholders’ Representative shall deliver to the Company a Lock-Up Agreement, as required by Section 6.07, duly executed by the Shareholders’ Representative on behalf of the applicable EAI Shareholder.

(c) At the Closing, EAI shall deliver to the Company:

(i) The originals of the corporate minute books, books of account, contracts, records, and all other books or documents of EAI now in the possession of EAI or its representatives;

(ii) A voting agreement by and between John Textor and Alexander Bafer, in form and substance as reasonably acceptable to the parties thereto (the “Voting Agreement”), duly executed by John Textor; and

(iii) a certificate of good standing, issued by the Secretary of State of the State of Florida and dated as of a date within three Business Days of the Closing Date.

(d) At the Closing, the Company:

(i) Shall cause the Company’s transfer agent to record in the stock ledger of the Company the applicable portion of the Exchange Shares to be issued to each EAI Shareholder as set forth on Exhibit A;

(ii) shall deliver to John Textor the Voting Agreement, duly executed by Alexander Bafer; and

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(iii) shall deliver to the Shareholders’ Representative, for further distribution to the EAI shareholders, the Lock-Up Agreements, duly executed by an officer of the Company.

Section 5.03 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Closing Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 5.04 Conveyance Taxes. The EAI Shareholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Closing Agreement.

Section 5.05 Actions Following the Closing. At and following the Closing, and upon reasonable request by any of the other Parties post-Closing, each EAI Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Closing Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE VI COVENANTS AND ADDITIONAL AGREEMENTS

Section 6.01 Joinder. The Parties acknowledge and agree that the Joining Shareholders were not parties to the Exchange Agreement. As of the Closing Date, pursuant to the terms and conditions of the Exchange Agreement, each Joining Shareholder hereby agrees that upon execution of this Closing Agreement, such Joining Shareholder shall become a party to this Closing Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of this Closing Agreement as though an original party to the Exchange Agreement and to this Closing Agreement. Each Joining Shareholder hereby acknowledges receipt of, and the opportunity to review, this Closing Agreement and agrees to be bound by all of the provisions hereto as a party hereto, and, by executing this Closing Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Exchange Agreement, as amended herein.

Section 6.02 Series X Stock. The Parties acknowledge and agree that the Company has, prior to the date hereof, designated 1,000,000 shares of its preferred stock as the Series X Stock. The terms and conditions of the Series X Stock are as set forth in the Certificate of Designations for the Series X Stock as attached hereto as Exhibit B (the “Series X Certificate of Designation”). Each whole share of Series X Stock is initially convertible into 450 shares of Company Common Stock, with any fractional shares of Series X Stock being convertible into a proportionate number of shares of Company Common Stock, with any fractional shares of Company Common Stock issuable as a result of such conversion being rounded up to the next nearest whole share of Company Common Stock, upon the Company effecting the Reverse Split set forth in Section 6.03 or increasing the number of authorized shares of Company Common Stock as set forth in Section 6.04, or a combination thereof, as necessary to effect such conversion. The Parties acknowledge that the conversion ratio of the Series X Stock and therefore the number of shares of Company Common Stock to be issued on conversion thereof as referenced herein shall be equitably adjusted in the event of the Reverse Split as described in Section 6.03.

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Section 6.03 Reverse Stock Split. Following the Closing Date, the Company intends to complete a reverse stock split of the Common Stock on such terms as determined by the Company Board, currently contemplated to be a 1 for 25 reverse stock split, wherein each 25 issued and outstanding shares of Company Common Stock shall be exchange and combined into one new share of Company Common Stock, with any resulting fractional shares to be rounded up to the nearest whole share of Common Stock, and with the authorized shares of Company Common Stock not being adjusted (the “Reverse Split”). Assuming that the Reverse Split is consummated at the currently contemplated 1-for-25 structure, and assuming that the Series X Stock has not been converted into Company Common Stock prior to the Reverse Split occurring, following the Reverse Split each share of Series X Stock will be convertible into 0.5688 shares of Company Common Stock.

Section 6.04 Increase of Authorized Stock. The Parties acknowledge and agree that the Company currently does not have sufficient shares of Company Common Stock authorized to enable conversion of all of the shares of Series X Stock to be issued in the Exchange. Following the Closing, in the event that following the Reverse Split the Company still does not have sufficient shares of Company Common Stock authorized so as to enable the conversion of all of the shares of Series X Stock to be issued hereunder, the Company shall use its commercially reasonable efforts to effect an amendment of the Company Articles to increase the authorized shares of Company Common Stock thereunder so as to enable conversion of all of the shares of Series X Stock to be issued in the Exchange (the “Authorized Share Increase”). The Series X Certificate of Designation provides that the conversion of the Series X Stock into Company Common Stock shall occur automatically upon the Authorized Share Increase.

Section 6.05 Agreement to Vote. In any vote of the shareholders of the Company as required to effect the Reverse Split or the Authorized Share Increase, each EAI Shareholder covenants and agrees to vote all shares of Company Common Stock and Series X Stock held by such EAI shareholder “FOR” approval of the Reverse Split and the Authorized Share Increase, and any amendment(s) of the Company Articles as required in connection therewith.

Section 6.06 Registration Statement. As promptly as practicable after the Closing Date and the completion of the Authorized Share Increase, the Company shall use its commercially reasonable efforts to prepare and file a resale registration statement either separately or in conjunction with a follow on or merger registration (the “Registration Statement”) with the SEC to register shares of Company Common Stock that are issued upon conversion of the Series X Stock upon completion of the Authorized Share Increase, in an amount not to exceed thirty percent (30%) of the total outstanding shares of stock or such amount as the SEC requires in order to qualify as a re-sale registration, to be apportioned amongst the EAI Shareholders pro rata based on their respective ownership of the shares of Company Common Stock that are issued upon conversion of the Series X Stock. The Registration Statement shall contain a resale prospectus for the benefit of such EAI Shareholders as selling stockholders. The Company shall use its reasonable best efforts to cause the Registration Statement to be reviewed by the SEC and, subject to such review period, to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective until the final sale by the selling stockholders of all shares of Company Common Stock registered on the Registration Statement.

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Section 6.07 Lock-Up Agreements. At the Closing, the Company and each of the EAI Shareholders shall enter into a lock-up agreement in the form as attached hereto as Exhibit D (the “Lock-Up Agreement”) which the Parties acknowledge will be executed by the Shareholders’ Representative on behalf of each EAI Shareholder, which (i) shall prohibit any Transfer of the shares of Series X Stock held by the EAI Shareholders and (ii) shall, following the conversion of the Series X Stock to Company Common Stock and for a period thereafter through the date which is the 6 month anniversary of the date on which the Registration Statement is declared effective by the SEC, limit the amount of open market sales of the Company Common Stock by each EAI Shareholder to an amount that is equal to (i) 10% of the average weekly trading volume of the Company Common Stock on the over-the-counter markets or any national securities exchange on which the Company Common Stock is then traded, as reported by NASDAQ or such other customary reporting service as determined by the Company, multiplied by (ii) a fraction, the numerator of which is the number of shares of Company Common Stock issued to such EAI Shareholder upon conversion of the Series X Stock issued to such EAI Shareholder at the Closing and the denominator of which is the total number of shares of Company Common Stock issued to all of the EAI Shareholders upon conversion of the Series X Stock issued to all EAI Shareholders pursuant at the Closing. The Lock-Up Agreements shall not preclude the EAI Shareholders, following the conversion of the Series X Stock to Company Common Stock, from selling the Company Common Stock in block transactions through a qualified investment bank which is either selected or approved by the Company. The Parties acknowledge and agree that, pursuant to the power of attorney granted to the Shareholders’ Representative by the EAI Shareholders in Section 6.09 and pursuant to the terms and conditions of the Lock-Up Agreement, the Shareholders’ Representative shall have the power to execute and deliver, on behalf of each EAI Shareholder, any amendments to the Lock-Up Agreement of such EAI Shareholder as determined to be required by the Shareholders’ Representative to be in the best interests of the Company and all of its shareholders and as may be agreed between the Company and the Shareholders’ Representative.

Section 6.08 Officers and Directors. Immediately following the Closing, Alexander Bafer shall resign as the Chief Executive Officer of the Company, and the Company Board shall take such actions as necessary to name John Textor as the Chief Executive Officer of the Company and as a director on the Company Board. Following the Closing, Alexander Bafer shall be named the Executive Chairman of the Company and the Company and Alexander Bafer shall enter into an employment agreement in connection therewith, in form and substance as reasonably acceptable to such parties.

Section 6.09 Shareholders’ Representative.

(a) Each EAI Shareholder constitutes and appoints John Textor (the “Shareholders’ Representative”) as its representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i) to act on such EAI Shareholder’s behalf in the absolute discretion of Shareholders’ Representative with respect to all matters relating to this Closing Agreement, including execution and delivery of any amendment, supplement, or modification of this Closing Agreement and any waiver of any claim or right arising out of this Closing Agreement and to execute and deliver any other documents as required, in the determination of the Shareholders’ Representative, to effect the provisions herein;

(ii) to execute and deliver the Lock-Up Agreement to be delivered by each such EAI Shareholder, and thereafter to undertake, agree to, execute and deliver any amendments to such Lock-Up Agreement as determined to be necessary in the discretion of the Shareholders’ Representative; and

(iii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable by the Shareholders’ Representative to effectuate the provisions of this Section 6.09.

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(b) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Closing Agreement and is irrevocable and will not be terminated by any act of any EAI Shareholder or by operation of Law, whether by the death or incapacity of any EAI Shareholder or by the occurrence of any other event. Each EAI Shareholder hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Shareholders’ Representative pursuant to this Section 6.09. Each EAI Shareholder agrees that Shareholders’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Shareholders’ Representative in good faith, even if taken or omitted negligently, and each EAI Shareholder shall indemnify and hold harmless Shareholders’ Representative from, and shall pay to Shareholders’ Representative the amount of, or reimburse Shareholders’ Representative for, any Loss that Shareholders’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Shareholders’ Representative in his capacity as such.

(c) The Company shall be entitled to rely upon any document or other paper delivered by Shareholders’ Representative as being authorized by EAI Shareholders and each EAI Shareholder, and the Company shall not be liable to any EAI Shareholder for any action taken or omitted to be taken by the Company based on such reliance.

(d) Until all obligations under this Closing Agreement shall have been discharged, EAI Shareholders who, immediately prior to the Closing, are entitled in the aggregate to receive more than fifty percent (50%) of the Exchange Shares, may, from time to time upon notice to the Company, appoint a new Shareholders’ Representative upon the death, incapacity, or resignation of Shareholders’ Representative. If, after the death, incapacity, or resignation of Shareholders’ Representative, a successor Shareholders’ Representative shall not have been appointed by EAI Shareholders within fifteen (15) Business Days after a request by the Company, the Company may appoint a Shareholders’ Representative from among the EAI Shareholders to fill any vacancy so created by notice of such appointment to EAI Shareholders.

ARTICLE VII MISCELLANEOUS

Section 7.01 Governing Law; Waiver of Jury Trial.

(a) This Closing Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of Law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Closing Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Closing Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.01(b).

(c) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 7.02 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Closing Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.03 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, or via overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to EAI, to:

EVOLUTION AI CORPORATION

Attn: John Textor, Chairman

9995 SE Federal Highway, #1955

Hobe Sound, FL 33455

Email: john.textor@evolutionai.com

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If to the Company, to:

RECALL STUDIOS, INC.

Attn: Alexander Bafer, Chairman

1115 Broadway, 12th Floor,

New York, NY 10010

Email: abafer@recallstudios.com

If to any EAI Shareholder, to the address of such EAI Shareholder as set forth on Exhibit A.

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with receipt confirmed by recipient and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Closing Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each Party agrees with the other that, unless and until the transactions contemplated by this Closing Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Closing Agreement. In the event of the termination of this Closing Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Closing Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law, shall be delivered to each Party at least one (1) Business Day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in each other Party’s schedules delivered pursuant to this Closing Agreement.

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Section 7.08 Third Party Beneficiaries. This contract is strictly between the Parties, and, except as specifically provided, no director, officer, stockholder (other than the EAI Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third party beneficiary of this Closing Agreement.

Section 7.09 Expenses. Subject to Section 7.04, whether or not the Exchange is consummated, each Party will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement. This Closing Agreement and the other documents referenced herein (including the Lock-Up Agreements) represent the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any provision of this Closing Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing Law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Closing Agreement shall remain in full force and effect and shall be binding upon the Parties.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at Law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Closing Agreement may by amended at any time by a writing signed by all Parties, provided that additional Persons may join this Agreement as contemplated herein, which joinder shall not be deemed an amendment of this Agreement. Any term or condition of this Closing Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Closing Agreement. No exercise of any right or remedy with respect to a breach of this Closing Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Closing Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Closing Agreement. This Closing Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Closing Agreement or any provision hereof shall be made based upon which Person might have drafted this Closing Agreement or such provision.

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Section 7.14 Headings. The headings contained in this Closing Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 7.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Closing Agreement. This Closing Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 7.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Closing Agreement.

Section 7.17 Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Closing Agreement. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Closing Agreement and the transactions contemplated herein.

Section 7.18 Counterparts. This Closing Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Closing Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Closing Agreement to be executed by their respective officers, hereunto duly authorized, as of the Closing Date.

EVOLUTION AI CORPORATION

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

Recall Studios, Inc.

By:	/s/ Alexander Bafer
Name:	Alexander Bafer
Title:	Chief Executive Officer

[Signatures continue on following pages]

23

EAI Shareholders:

Full legal name of EAI Shareholder:

/s/

By:	Aoternins Imperium Privatization
Name:
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Jim Berney

By:	/s/ Jim Berney
Name:
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Carsten Law PC

By:	/s/ Eric J. Carsten
Name:	Eric J. Carsten
Title:	President
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Century Venture SA

By:	/s/ Rene Eichenberger
Name:	Rene Eichenberger
Title:	Legal Representative
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Greg Centineo

By:	/s/ Greg Centineo
Name:	Greg Centineo
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Yoemy Daniela Colon

By:	/s/ Yoemy Daniela Colon
Name:	Yoemy Daniela Colon
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [X] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Jordan Fiksenbaun

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Anand Gupta

By:	/s/ Anand Gupta
Name:	Anand Gupta
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [X] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

By:	Darcey Grant Hewitt
Name:	/s/ Darcey Hewitt
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

/s/ Jeffrey Jampol

By:
Name:	Jeffrey Jampol
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

John A. King and Agnes M. King

By:
Name:	/s/ John A. King and Agnes M. King
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Robert Laimo

By:	/s/ Robert Laimo
Name:	Robert Laimo
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Montero Holdings LLC

By:	/s/ Yoemy Daniela Colon
Name:	Yoemy Daniela Colon
Title:	Manager
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [X] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Julie Natale

By:	/s/ Julie Natale
Name:	Julie Natale
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Original Force Ltd

By:	/s/
Name:	[Illegible]
Title:	CEO
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XV Ltd.

By:	/s/ Michael J. Mortell

Name:	Michael J. Mortell
Title:	Manager
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XVIII Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XIX Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XX Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XXI Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XVI Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Pulse Filipe Holdings XVII Ltd.

By:	/s/ Michael J. Mortell
Name:	Manager
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Frank Mathew Patterson, III

By:	/s/ Frank Patterson
Name:	Frank Patterson
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

SHANGHAI VIRTUAL INVESTMENT MANAGEMENT CO, LTD

[SEAL]

By:	/s/
Name:	Liu Liang
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Scott Christopher Smith

By:	/s/ Scott C. Smith
Name:	Scott C. Smith
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Josiah A. Spauldy III

By:	/s/ Josiah A. Spauldy III
Name:	Josiah A. Spauldy III
Title:	Individual
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

/s/ Enrique Steiger
By:
Name:	Enrique Steiger
Title:
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

/s/ Gary Stiffelman
By:	Self
Name:	Gary Stiffelman
Title:	Gary S. Stiffelman
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

JOHN C. TEXTOR AND DEBORAH W. TEXTOR, WIFE

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Individually
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Individually
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

DEBORAH W. TEXTOR

By:	/s/ Deborah W. Textor
Name:	Deborah W. Textor
Title:	Individually
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

DEBORAH W. TEXTOR, AS CUSTODIAN FOR ADDISON W. TEXTOR, UNDER THE FLORIDA UNIFORM TRANSFERS TO MINORS ACT

By:	/s/ Deborah W. Textor
Name:	Deborah W. Textor
Title:	Custodian for W. Addison Textor
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

The Estate of Marilyn Monroe, LLC

By:	/s/ Kevin P. Clarke
Name:	Kevin P. Clarke
Title:	CFO
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Visionary Consultants LLC

By:	/s/ Robert Centineo
Name:	Visionary Consultants LLC
Robert Centineo
Title:	Pres
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

Miralco Holding AG

By:	/s/ Oko Kung / Nicole Kung
Name:	Oko Kung / Nicole Kung
Title:	Directors
(if applicable)

The EAI Shareholder is an Accredited Investor:
[X] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

JENS REIDEL

By:	/s/ Michael Wunderlich
Name:	Michael Wunderlich
Title:	POA
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

CHRISTINE DINSE

By:	/s/ Michael Wunderlich
Name:	Michael Wunderlich
Title:	POA
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

EAI Shareholders:

Full legal name of EAI Shareholder:

JR BETEILIGUNGS HOLDING AG

By:	/s/ Michael Wunderlich
Name:	Michael Wunderlich
Title:	MD
(if applicable)

The EAI Shareholder is an Accredited Investor:
[ ] Yes [ ] No

[EAI Shareholders Signature Page to Closing Agreement]

Exhibit A

EAI Shares and Exchange Shares

		Recall Shares
	Evolution AI	Series X
	Shares	1,000,000
Jacksonville Injury Center LLC	100,000	3,160

SHAREHOLDER		-
TEXTOR, JOHN C. AND DEBORAH W., TBTE	16,500,000	521,409
HEWITT, DARCEY	350,000	11,060
AETERNITAS IMPERIUM PRIVATSTIFTUNG	142,840	4,514
JIM BERNEY	553,849	17,502
CARSTEN LAW PC	642,500	20,303
CENTURY VENTURE SA	1,846,161	58,340
GREG CENTINEO	521,711	16,486
YOEMY DANIELA COLON	50,000	1,580
JORDAN FIKSENBAUM	1,000,000	31,601
ANAND GUPTA	500,000	15,800
JEFFREY JAMPOL	260,054	8,218
JOHN A KING & AGNES M KING JTTEN	137,313	4,339
ROBERT LAIMO	15,000	474
MONTEGRA HOLDINGS LLC	50,000	1,580
JULIE NATALE	10,000	316
ORIGINAL FORCE LTD	1,238,000	39,122
PULSE FILIPE HOLDINGS XV, LTD.	6,369	201
PULSE FILIPE HOLDINGS XVIII, LTD.	6,369	201
PULSE FILIPE HOLDINGS XIX, LTD.	3,185	101
PULSE FILIPE HOLDINGS XX, LTD.	1,592	50
PULSE FILIPE HOLDINGS XXI, LTD.	1,592	50
PULSE FILIPE XVI, LTD.	3,185	101
PULSE FILIPE XVII, LTD.	637	20
FRANK MATHEW PATTERSON, III	1,246,161	39,379
SHANGHAI VIRTUAL INVESTMENT MANAGEMENT	1,238,000	39,122
SCOTT C SMITH	121,750	3,847
JOSIAH A. SPAULDING, JR.	115,201	3,640
ENRIQUE STEIGER	646,157	20,419
GARY S. STIFFELMAN	260,054	8,218
DEBORAH W. TEXTOR, AS CUSTODIAN FOR ADDISON W. TEXTOR	442,091	13,970
DEBORAH W TEXTOR	520,107	16,436
JOHN TEXTOR	154,413	4,880
THE ESTATE OF MARILYN MONROE, LLC	789,393	24,945
VISIONARY CONSULTANTS LLC	10,000	316
MIRALCO HOLDING AG	1,979,396	62,550
JENS REIDEL	91,152	2,880
CHRISTINE DINSE	10,368	328
JR BETEILIGUNGS HOLDING AG	80,400	2,541

	31,645,000	1,000,000

Exhibit B

Certificate of Designations of Series X Preferred Stock

(Attached)

ARTICLES OF AMENDMENT

OF

Recall Studios, Inc.

a Florida corporation

Recall Studios, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the “Act”), does hereby certify that pursuant to the provisions of Sections 607.0821, 607.0602 and 607.0603 of the Act, the Corporation hereby states as follows:

1. The name of the corporation is Recall Studios, Inc.

2. Pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation dated July 31, 2018, the Board of Directors duly adopted the resolutions set forth below, and shareholder action was not required.

WHEREAS, the Articles of Incorporation of the Corporation authorize the issuance by the Corporation of 300,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock’’) and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby designate 1,000,000 shares of the Preferred Stock as the Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”), and the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES X CONVERTIBLE PREFERRED STOCK

Section 1. Powers and Rights of Series X Convertible Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as “Series X Convertible Preferred Stock” par value $0.0001 per share (the “Series X Preferred Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series X Preferred Stock shall be as set forth in these Articles of Amendment (this “Certificate of Designations”).

(a) Number. The number of authorized shares of the Series X Preferred Stock is 1,000,000 shares. Fractions of a share of Series X Preferred Stock may be issued.

(b) Dividends and Distributions. Holders of shares of Series X Preferred Stock shall be entitled to receive dividends and distributions as and when paid on the shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Corporation, on an as-converted basis, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series X are converted to Common Stock as set forth herein.

(c) Voting Rights. Holders of shares of Series X Preferred Stock shall be entitled to vote on an as converted basis with the shares of Common Stock, and voting with the Common Stock as one class, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the record date for such vote and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series X are converted to Common Stock as set forth herein.

(d) Preferences upon Liquidation. The Series X Preferred Stock shall not have any preferences in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a “Liquidation Event”), but shall participate with the Common Stock on any distributions made to the Common Stock in connection with any Liquidation Event on an as converted basis, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution and notwithstanding any limitations on such conversion as set forth herein, unless and until such shares of Series X are converted to Common Stock as set forth herein.

(e) Conversion. Each share of Series X Preferred Stock shall convert into shares of Common Stock subject to the following terms and conditions.

(i) Upon the effectiveness of an amendment to the Articles of Incorporation of the Corporation (the “Articles”) following the date of the issuance of any shares of Series X Preferred Stock (the “Issuance Date”) which effects a reverse stock split of the Common Stock or increases the authorized shares of Common Stock of the Corporation, or a combination thereof, by an amount sufficient to enable the conversion of all issued and outstanding shares of Series X Preferred Stock, each whole share of Series X Preferred Stock then issued and outstanding shall, automatically and without any further action of any holder of the Series X Preferred Stock (each, a “Series X Holder”), convert into 450 (the “Conversion Ratio”) shares of Common Stock, with any fractional shares of Series X Stock being converted into a proportionate number of shares of Common Stock, and with any fractional shares of Common Stock issuable as a result of such conversion being rounded up to the next nearest whole share of Common Stock (the “Series X Conversion Shares”).

(ii) No Series X Holder shall have any right to voluntarily effect conversions of the Series X Preferred Stock, and any such conversions shall be accomplished, if at all, solely pursuant to Section 1(e)(i).

(iii) Upon any such conversion of the Series X Preferred Stock pursuant to the terms and conditions herein, the Corporation shall, upon surrender by the applicable Series X Holders of the certificate(s) representing the shares of Series X Preferred Stock to the Corporation, issue to the applicable Series X Holders the applicable number of Series X Conversion Shares and a new certificate for any remaining shares of Series X Preferred Stock held by such Series X Holders. In the event that a Series X Holder does not surrender to the Corporation the certificate(s) representing the shares of Series X Preferred Stock as required by this Section 1(e)(iii), the Corporation shall nonetheless have the right to record in the books and records of the Corporation the Series X Holder as the holder of the applicable Series X Conversion Shares and the applicable reduced number of shares of Series X Preferred Stock.

(iv) Adjustments.

(A) In the event of any forward or reverse split of the Common Stock following the Issuance Date, the Conversion Ratio of the Series X Preferred Stock shall be proportionately and equitably adjusted automatically. By way of example and not limitation, in the event of a one-for-two reverse split of the Common Stock, whereby each share of Common Stock is converted into one half of a share of Common Stock, each share of Series X Preferred Stock not so converted as of such time shall thereafter be convertible into 225 shares of Common Stock. By way of further example and not limitation, in the event of a two-for-one forward split of the Common Stock, whereby each share of Common Stock is converted into two shares of Common Stock, each share of Series X Preferred Stock not so converted as of such time shall thereafter be convertible into 900 shares of Common Stock.

(B) In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of the Series X Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere herein), then and in each such event each Series X Holder shall thereafter have the right upon conversion to receive, the kind and amount of shares of stock and other securities, cash and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock which the Series X Holder would have received had it converted such shares immediately prior to such recapitalization, reclassification or other change, at the Conversion Ratio then in effect (the kind, amount and price of such stock and other securities to be subject to adjustments as herein provided). Prior to the consummation of any recapitalization, reclassification or other change contemplated hereby, the Corporation will make appropriate provision to ensure that each of the Series X Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such Series X Holder’s Series X Preferred Stock, such shares of stock, securities or assets that would have been issued or payable in such recapitalization, reclassification or other change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Series X Holder’s Series X Preferred Stock had such recapitalization, reclassification or other change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In the event of such recapitalization, reclassification or other change, the formula set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described events.

(C) If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere herein) then, as a part of such reorganization, provisions shall be made so that the Series X Holders shall thereafter be entitled to receive upon conversion of their shares of Series X Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled to receive had the Series X Holder converted such shares immediately prior to such capital reorganization, at the Conversion Ratio then in effect. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 1(e)(iv) with respect to the rights of the Series X Holders after such capital reorganization to the extent that the provisions of this Section 1(e)(iv) shall be applicable after that event and be as equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formula set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described events.

(D) If any event occurs of the type contemplated by the foregoing provisions of this Section 1(e)(iv) but not expressly provided for by such provisions, then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Ratio so as to protect the rights of Series X Holders of the Series B Preferred Stock; provided, however, that no such adjustment will decrease the Conversion Ratio as otherwise determined pursuant to this Section 1(e)(iv).

(v) Reissuance. Shares of Series X Preferred Stock converted into Common Stock pursuant to the terms of this Certificate of Designations may not be reissued by the Corporation.

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series X Preferred Stock. As to any fraction of a share of Common Stock as to which the Series X Holder would otherwise be entitled upon such conversion, the Corporation shall round such fractional share of Common Stock up to the next whole share of Common Stock.

(vii) Transfer Taxes and Expenses. The issuance of Series X Conversion Shares on conversion of Series X Preferred Stock shall be made without charge to any Series X Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Series X Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Series X Conversion Shares upon conversion in a name other than that of the Series X Holders of such shares of Series X Preferred Stock, and the Corporation shall not be required to issue or deliver such Series X Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Section 2. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Series X Holders shall be in writing and delivered personally, by facsimile, via email with return receipt requested, sent by a nationally recognized overnight courier service, addressed to the Corporation at the primary offices of the Corporation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, via email with return receipt requested, sent by a nationally recognized overnight courier service addressed to each Series X Holder at the email, facsimile, telephone number or address of such Series X Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Series X Holder. Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 2(a) prior to 5:30 p.m. (Eastern time); (ii) upon receipt of a return receipt if sent via email; (iii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 2(a) later than 5:30 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iv) the second Business Day (as defined below) following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(b) Legend. Any certificates representing the Series X Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

(c) Lost or Mutilated Series X Preferred Stock Certificate. If a Series X Holder’s Series X Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series X Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d) Waiver. Any waiver by the Corporation or the Series X Holder of a breach of any provision of this Certificate of Designations shall not operate as, or be construed to be a waiver of, any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or the Series X Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

(e) Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

IN WITNESS WHEREOF, Recall Studios, Inc. has caused these Articles of Amendment to be signed by a duly authorized officer on this 3rd day of August, 2018.

Recall Studios, Inc.

/s/ Alexander Bafer

Name:	Alexander Bafer
Title:	Chief Executive Officer

Exhibit C

IRREVOCABLE STOCK POWER FOR EVOLUTION AI CORPORATION

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned seller (“Seller”) hereby assigns, transfers, and conveys to Recall Studios, Inc., a Florida corporation, all of Seller’s right, title, and interest in and to                                            shares of common stock, par value $0.0001 per share (the “Shares”), of EVOLUTION AI CORPORATION, a Florida corporation (the “Company”), which are not represented by certificates, and hereby irrevocably appoints the President and Secretary of the Company as Seller’s attorney-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Date: August ___, 2018

Full legal name of Seller:

By:

Name:

Title:
(if applicable)

STATE OF

COUNTY OF

Sworn to and subscribed before me this            day of                         , 2018, by _______________, who is personally known to me or who has produced ________________________ as identification.

Notary’s Signature

Print Notary’s Name

NOTARY PUBLIC, State of

My commission expires:

Exhibit D

Form of Lock-Up Agreement

(Attached)

LOCK-UP AGREEMENT FOR EXCHANGE AGREEMENT

Dated as of August 8, 2018

This Lock-Up Agreement (this “Agreement”) is dated as of the date first set forth above (the “Effective Date”), and is entered into by and between Recall Studios, Inc., a Florida corporation (the “Company”) and the holder of securities of the Company whose name is set forth on the signature page hereof (the “Holder”).

WHEREAS, the Company is undertaking a share exchange transaction with EVOLUTION AI CORPORATION, a Florida corporation (“EAI”), pursuant to a Share Exchange Agreement dated as of June 14, 2018, as amended by the Closing Share Exchange Agreement and Joinder dated as of the date hereof, (as so amended, the “Exchange Agreement”); and

WHEREAS, the execution and delivery of this Agreement by the Holder are required by the Exchange Agreement at the Closing (as defined in the Exchange Agreement) and the Holder agrees that it shall benefit from the successful completion of the transactions contemplated in the Exchange Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Defined Terms. Terms used herein without definition shall have the meaning given them in the Exchange Agreement.

2. Representations and Warranties. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

3. No Transfers. For so long as the Holder holds any shares of Series X Stock, holder shall not Transfer or attempt to Transfer any such shares of Series X Stock.

4. Lock-Up. Following the date on which the shares of Series X Stock are converted into shares of Company Common Stock and for a period thereafter through the date which is the 6 month anniversary of the date on which the Registration Statement is declared effective by the SEC (the “Lock-Up Period”, provided, however, that the Company may determine to shorten the Lock-Up Period in its sole discretion), Holder will not, except as permitted by Section 5 and Section 6, directly or indirectly:

(a) offer for Transfer or Transfer (or enter into any transaction or device that is designed to, or could be expected to, result in the Transfer by any person at any time in the future of) any shares of Company Common Stock received by the Holder upon conversion of the shares of Series X Stock (the “Shares”);

(b) enter into any swap or other derivatives transaction that Transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

5. Permitted Sales. Notwithstanding Section 4, during the Lock-Up Period, the Holder may Transfer, in any calendar week, a number of Shares that is equal to (i) 10% of the average weekly trading volume of the Common Stock on the over-the-counter markets or any national securities exchange on which the Common Stock is then traded, as reported by NASDAQ or such other customary reporting service as determined by the Company, multiplied by (ii) a fraction, the numerator of which is the number of Shares issued to the Holder upon conversion of the Series X Stock issued to such Holder pursuant to the Exchange Agreement and the denominator of which is the total number of Shares issued to all of the EAI Shareholders upon conversion of the Series X Stock issued to all EAI Shareholders pursuant to the Exchange Agreement.

6. Exclusions. The provisions of Section 4 and Section 5 shall not apply to Transfers of Shares in block transactions through a qualified investment bank which is either selected or approved by the Company.

7. Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein. Holder hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to the Shares.

8. Notices. All notices, consents, approvals, requests and other communications hereunder shall be in provided and delivered in accordance with the terms and conditions of the Exchange Agreement.

9. Amendment. This Agreement may be amended or modified by written agreement executed by the Holder and the Company, provided, however, that (i) the Company and the Holder acknowledge and agree that, pursuant to the power of attorney granted to the Shareholders’ Representative by the EAI Shareholders in the Exchange Agreement and pursuant to the terms and conditions herein, the Shareholders’ Representative shall have the power to execute and deliver, on behalf of the Holder, any amendments to this Agreement as determined to be required by the Shareholders’ Representative to be in the best interests of the Company and all of its shareholders and as may be agreed between the Company and the Shareholders’ Representative, and any such amendment may operate to amend any of the terms and conditions herein; and (ii) the Company may agree to shorten the Lock-Up Period and/or increase the number of Shares that may be Transferred during the Lock-Up Period, in writing in its sole discretion.

10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Florida, without application of the conflict of laws provisions thereof.

12. Provisions of Exchange Agreement Incorporated. The terms and provisions of Article VII of the Exchange Agreement (“Miscellaneous”), other than Section 7.12 (Amendment or Waiver), Section 7.17 (Efforts) and Section 7.18 (Counterparts) thereof, are incorporated hereby by reference and shall apply to this Agreement as though fully set forth herein, provided that any reference therein to the “Exchange Agreement” shall be deemed a reference to this Agreement and any reference therein to a “Party” or the “Parties” shall be deemed a reference to a party hereto or the parties hereto.

13. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed as of the date first indicated above.

Recall Studios, Inc.

By:
Name:	Alexander Bafer
Title:	Chief Executive Officer

Holder:

Name:
By:	The Shareholders’ Representative pursuant to the terms and conditions of the Exchange Agreement:

By:
Name:	John Textor